EXHIBIT 1


                                                                  EXECUTION COPY

                            BARRICK GOLD CORPORATION

                                       AND

                          BARRICK GOLD FINANCE COMPANY

                                 Debt Securities

                           --------------------------



                             Underwriting Agreement
                             ----------------------



                                                                November 8, 2004



To the Underwriters named in Schedule I hereto

Ladies and Gentlemen:

         Barrick Gold Corporation, an Ontario corporation (the "Parent"), and Barrick Gold Finance Company (the "Company"), a Nova Scotia unlimited liability company and a wholly owned indirect subsidiary of the Parent, propose to issue and sell to the firms named in Schedule I hereto (the "Underwriters") an aggregate of US$200,000,000 in principal amount of the Parent's 5.80% notes due 2034 (the "Tranche A Notes"), US$200,000,000 in principal amount of the Company's 5.80% notes due 2034 (the "Tranche B Notes") and US$350,000,000 in principal amount of the Company's 4.875% notes due 2014 (the "Tranche C Notes"), respectively. The Tranche A Notes, the Tranche B Notes and the Tranche C Notes are collectively referred to herein as the "Notes". The Tranche B Notes and the Tranche C Notes will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest by the Parent pursuant to the Indenture (as defined below) and guarantees (the "Guarantees") endorsed on the certificates evidencing the Tranche B Notes and Tranche C Notes, respectively. The Notes and the Guarantees are collectively referred to herein as the "Securities". Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. shall act as representatives (individually, a "Representative" and collectively, the "Representatives") of the several Underwriters. The Securities are to be issued pursuant to the provisions of an indenture, to be dated as of November 12, 2004 (the "Indenture") among the Parent, the Company, Barrick Gold Inc. ("BGI") and JPMorgan Chase Bank as trustee (the "Trustee").

         1. The Parent and the Company, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

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         (a) Each of the Parent and, in respect of the Tranche B Notes and the
Tranche C Notes, the Company meets the requirements under the Securities Act (Ontario) and the rules, regulations and national, multijurisdictional or local instruments and published policy statements applicable in the Province of Ontario, including the rules and procedures established pursuant to National Instrument 44-101 - Short Form Prospectus Distributions, for the distribution of securities by way of short form prospectus and National Instrument 44-102 - Shelf Distributions, for the distribution of securities on a continuous or delayed basis (the "Shelf Procedures") pursuant to a final short form shelf prospectus with respect to the Securities (collectively, the "Ontario Securities Laws"); a (final) short form base shelf prospectus for the Company and amended and restated short form base shelf prospectus for the Parent (collectively, the "final and amended and restated short form base shelf prospectus") have been filed with the Ontario Securities Commission (the "Reviewing Authority") as the review jurisdiction under National Instrument 44-101 in respect of the offering of the Securities; a receipt has been obtained from the Reviewing Authority in respect of such final and amended and restated final short form base shelf prospectus and any amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives for each of the Underwriters (together with all documents filed in connection therewith and all documents incorporated by reference therein); no other document pertaining to such final and amended and restated short form base shelf prospectus, amendment thereto or document incorporated by reference therein has been filed or transmitted for filing with the Reviewing Authority except for any documents heretofore delivered to the Representatives for each of the Underwriters; no order having the effect of ceasing or suspending the distribution of the Securities has been issued by the Reviewing Authority and no proceeding for that purpose has been initiated or, to the best of the Parent's or the Company's knowledge, threatened by the Reviewing Authority (the final and amended and restated short form base shelf prospectus, as most recently amended, if applicable, filed with the Reviewing Authority on or before the date of this Agreement for which a receipt has been obtained, and including the documents incorporated therein by reference, being hereinafter called, collectively, the "Canadian Prospectus"; and any reference to the Canadian Prospectus herein shall be deemed to refer to the Canadian Prospectus as amended or supplemented in relation to the Securities, in the form in which it is filed with the Reviewing Authority pursuant to the Shelf Procedures and Ontario Securities Laws in accordance with Section 5(a) hereof including any documents then incorporated by reference therein);

         (b) Each of the Parent and the Company meets the general eligibility requirements for use of Form F-9 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), has filed a registration statement on Form F-9 (File No. 333-106592) (the "First Registration Statement") and post-effective amendments Nos. 1 and 2 thereto and a registration statement on Form F-9 (File No. 333-120133) (the "Second Registration Statement") providing for the registration of the debt securities and guarantees of the Parent, and the debt securities of the Company and BGI, including the Securities, under the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, has filed an appointment of agent for service of process on Form F-X (the "Form F-X") in conjunction with the filing of such registration statement with the Commission and has caused the Trustee to prepare and file with the Commission a Form T-1 (the "Form T-1"); such registration statements and any post-effective amendment thereto, in each case including the Canadian Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-9 and the applicable rules and regulations of the Commission), each in the

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form heretofore delivered or to be delivered to the Representatives, including all documents incorporated by reference in the prospectus contained therein, have become effective pursuant to Rule 467 under the Securities Act in such form; no other document with respect to such registration statements or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission and no other document incorporated by reference in the prospectus contained therein has heretofore been filed with the Reviewing Authority, except for any documents filed with the Commission or the Reviewing Authority subsequent to the date of such effectiveness in the form heretofore delivered to the Representatives for each of the Underwriters; no stop order suspending the effectiveness of such registration statements has been issued and no proceeding for that purpose has been initiated or, to the best of the Parent's or the Company's knowledge, threatened by the Commission (the First Registration Statement, as amended, and the Second Registration Statement, in each case including all exhibits thereto and the documents incorporated by reference therein at the respective times such registration statements became effective and in the event of any post-effective amendment, as of the date of the effectiveness of such amendment, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "Prospectus"; any reference herein to the Canadian Prospectus or the Prospectus or to any preliminary prospectus or preliminary prospectus supplement shall be deemed to refer to and include the documents incorporated by reference therein as of the date of such Canadian Prospectus or Prospectus or such preliminary prospectus or preliminary prospectus supplement, as the case may be; any reference to any amendment or supplement to the Canadian Prospectus or the Prospectus or to any further amendment or supplement to the Canadian Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Canadian Prospectus or Prospectus, as the case may be, and prior to the Time of Delivery (as defined in Section 4 hereof) under Ontario Securities Laws or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and incorporated by reference in such Canadian Prospectus or Prospectus, as the case may be; and any reference to the "Prospectus as amended or supplemented" shall be deemed to refer to the Prospectus as amended or supplemented by the prospectus supplement relating to the offering of the Securities containing pricing information, in the form first provided to the Underwriters for use in confirming sales of the Securities, including any documents incorporated by reference therein as of the date of such prospectus supplement);

         (c) The documents incorporated by reference in the Canadian Prospectus, when they were filed with the Reviewing Authority, conformed in all material respects to the requirements of Ontario Securities Laws as interpreted and applied by the Reviewing Authority, and none of such documents, as of their respective dates, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or that was necessary to make a statement therein not misleading in light of the circumstances under which it was made; and any further documents so filed and incorporated by reference in the Canadian Prospectus or any further amendment or supplement thereto, when such documents are filed with the Reviewing Authority, will conform in all material respects to the requirements of Ontario Securities Laws as interpreted and applied by the Reviewing Authority and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or that is necessary to make a statement therein not misleading in light of the circumstances under which it was made; the documents incorporated by reference in the Prospectus when they were filed with the

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Commission, conformed in all material respects to the requirements of the
Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions contained in a supplement to the Canadian Prospectus or the Prospectus relating to the Securities made in reliance upon and in conformity with information furnished in writing to the Parent by or on behalf of an Underwriter of the Securities through the Representatives expressly for use in the Canadian Prospectus or Prospectus as amended or supplemented;

         (d) The Canadian Prospectus, the Registration Statement, each Form F-X and the Prospectus conform, the Prospectus as amended or supplemented will conform and any further amendments or supplements to the Canadian Prospectus, the Registration Statement or the Prospectus will conform, in all material respects with the applicable requirements of Ontario Securities Laws, the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission under the Securities Act and the Trust Indenture Act; the Registration Statement and any amendment thereto, as of their applicable effective dates, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Canadian Prospectus and the Prospectus as amended or supplemented and any further amendments or supplements to the Canadian Prospectus or the Prospectus, as of their respective dates, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Canadian Prospectus as of its filing date constituted full, true and plain disclosure of all material facts relating to the Securities within the meaning of the Securities Act (Ontario); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Parent by an Underwriter of the Securities through the Representatives expressly for use in the Canadian Prospectus or the Prospectus as amended or supplemented;

         (e) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Parent and its subsidiaries, considered as one enterprise, from that set forth in or contemplated by the Prospectus as amended or supplemented (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement);

         (f) Each of the Parent, the Company, BGI and each "significant subsidiary" (as defined in Rule 1-02(w) of Regulation S-X under the Securities
Act) (the "Significant Subsidiaries") of the Parent has been duly incorporated and is validly existing as a corporation in good standing

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under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except as would not have a material adverse effect on the condition (financial or otherwise), earnings, business or operations of the Parent and its subsidiaries considered as one enterprise (a "Material Adverse Effect");

         (g) The authorized capital of the Parent consists of (a) an unlimited number of common shares, (b) an unlimited number of first preferred shares, issuable in series of which one has been designated as first preferred shares, series C special voting share, and an unlimited number of second preferred shares, issuable in series. As of September 30, 2004, the Parent had 531,696,502 common shares, one first preferred share series C special voting share and no second preferred shares outstanding;

         (h) The authorized capital of the Company consists of 100,000,000 common shares. As of September 30, 2004, the Company had 1,334,800 common shares outstanding. All of the Company's shares are held by the Parent and its affiliates;

         (i) The Tranche A Notes have been duly authorized by the Parent and, at the Time of Delivery, when authenticated in accordance with the provisions of the Indenture, will have been duly executed and delivered by the Parent and will constitute valid and legally binding obligations of the Parent, enforceable against it in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and will be entitled to the benefits provided by the Indenture; the Tranche B Notes have been duly authorized by the Company and, at the Time of Delivery, when authenticated in accordance with the provisions of the Indenture, will have been duly executed and delivered by the Company and will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and will be entitled to the benefits provided by the Indenture; the Guarantees in respect of the Tranche B Notes have been duly authorized by the Parent and, when the Tranche B Notes have been authenticated in accordance with the provisions of the Indenture, the Guarantees will have been duly executed, endorsed and delivered by the Parent and will constitute valid and legally binding obligations of the Parent, enforceable against it in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and will be entitled to the benefits provided by the Indenture; the Tranche C Notes have been duly authorized by the Company and, at the Time of Delivery, when authenticated in accordance with the provisions of the Indenture, will have been duly executed and delivered by the Company and will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and will be entitled to the benefits provided by the Indenture; the Guarantees in respect of the Tranche C Notes have been duly authorized by the Parent and, when the Tranche C Notes have been authenticated in accordance with the provisions of the Indenture,

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the Guarantees will have been duly executed, endorsed and delivered by the
Parent and will constitute valid and legally binding obligations of the Parent, enforceable against it in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and will be entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Parent, the Company and BGI and duly qualified under the Trust Indenture Act; the Indenture complies with all of the requirements of the Business Corporations Act (Ontario), including the requirement that the Trustee be resident or authorized to do business in the Province of Ontario; and, at the Time of Delivery, the Indenture will have been duly executed and delivered by the Parent, the Company and BGI and will constitute a valid and legally binding instrument of the Parent, the Company and BGI, enforceable against them in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity; no registration, filing or recording of the Indenture under the laws of Canada or any province thereof is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder; and the Indenture conforms, and the Securities will conform, to the descriptions thereof contained in the Prospectus as amended or supplemented;

         (j) The issue and sale of the Securities, the execution and delivery of and the compliance by the Parent and the Company with all of the provisions of the Securities, the Indenture, and this Agreement, and the consummation of the transactions herein and therein contemplated and the execution and delivery of and compliance by BGI with all of the provisions of the Indenture will not result in any violation of the provisions of the articles, by-laws or other constating documents of the Parent, the Company or BGI and, except as would not individually or in the aggregate have a Material Adverse Effect, the issue and sale of the Securities, the execution and delivery of and the compliance by the Parent and the Company with all of the provisions of the Securities, the Indenture, and this Agreement and the consummation of the transactions herein and therein contemplated and the execution and delivery of and compliance by BGI with all of the provisions of the Indenture will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Parent or any of its subsidiaries is a party or by which the Company or the Parent or any of its subsidiaries is bound or to which any of the property or assets of the Company or the Parent or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Parent or any of its subsidiaries or any of their properties ("Governmental Agency"); and no consent, approval, authorization, order, registration, clearance or qualification of or with any such Governmental Agency ("Governmental Authorization") is required for the issue and sale of the Securities or the consummation by the Parent and the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the laws of the provinces and territories of Canada, the Securities Act and the Trust Indenture Act and such Governmental Authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

         (k) None of the Parent, any of its Significant Subsidiaries or the Company is in violation of its articles, by-laws or other constating documents and neither the Parent nor any of its

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subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except as would not individually or in the aggregate have a Material Adverse Effect;

         (l) The statements set forth in the Prospectus as amended or supplemented under the captions "Description of Debt Securities and the Guarantees" and "Description of the Notes", insofar as they purport to constitute a summary of the terms of the Securities or the Indenture, are fair and adequate summaries of the matters referred to therein;

         (m) The Parent or one of its subsidiaries holds freehold title, mining leases, mining claims or other conventional proprietary interests or rights recognized in the jurisdiction in which each property described in the Prospectus as amended or supplemented is located, in the ore bodies and mineral inventories and the milling, smelting and refining facilities as described in the Prospectus as amended or supplemented (and all properties respectively relating thereto) under valid, subsisting and enforceable title documents, contracts, leases, licenses of occupation, mining concessions, permits, or other recognized and enforceable instruments and documents, sufficient to permit the Parent or one of its subsidiaries, as the case may be, to explore for, extract, exploit, remove, process or refine the minerals relating thereto, except where the failure to so hold such interests or rights would not have a Material Adverse Effect. In addition, the Parent or one of its subsidiaries has all necessary surface rights, water rights and rights in water, rights of way, licenses, easements, ingress, egress and access rights, and all other presently required rights and interests granting the Parent or one of its subsidiaries, as the case may be, the rights and ability to explore for, mine, extract, remove or process the minerals derived from the ore bodies and mineral inventories described in the Prospectus as amended or supplemented or to transport for refinement or market or distribute the ore and metals produced at the milling, smelting and refining facilities described in the Prospectus as amended or supplemented, all as referred to in the Prospectus as amended or supplemented, with only such exceptions as are described in the Prospectus as amended or supplemented or as do not have a Material Adverse Effect. Each of the aforementioned interests and rights is currently in good standing except for those interests and claims which, if not kept in good standing, would not have a Material Adverse Effect;

         (n) The Parent has filed with the Reviewing Authority all of the technical reports required to be filed under National Instrument 43-101 - Standards of Disclosure for Mineral Projects in respect of each property material to the Parent and all public disclosure made by the Parent regarding its material properties complies with the requirements of that National Instrument;

         (o) Except as disclosed in the Prospectus as amended or supplemented or except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (A) the Parent and its subsidiaries have complied with all Environmental Laws, (B) neither the Parent nor any of its subsidiaries has received notice of any failure to comply with all Environmental Laws, and (C) the Parent and its subsidiaries do not produce or manage any Materials of Environmental Concern in violation of Environmental Laws.

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         For the purposes of this subsection, the following terms shall have the following meaning: "Environmental Laws" means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Agency or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment including, without limitation, liabilities and responsibilities in respect of the discharge, emission, deposit, release, handling, storage, transport and remediation of Materials of Environmental Concern, as now or may at any time hereafter be in effect. "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, contaminants, pollutants or any hazardous or toxic substances, materials or wastes or other substances defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation. "Requirements of Law" means the certificate of incorporation and by-laws or other organizational or governing documents of the Parent and its subsidiaries, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Agency, in each case binding upon the Parent, any of its subsidiaries or any of their property.

         (p) Other than as set forth in the Prospectus as amended or supplemented, there are no legal or governmental proceedings pending to which the Parent or any of its subsidiaries is a party or of which any property of the Parent or any of its subsidiaries is the subject which would reasonably be expected to result in a Material Adverse Effect; and, to the Parent's knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others;

         (q) Each of the Parent, the Company and BGI is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus as amended or supplemented will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (r) To the best of the Parent's knowledge, PricewaterhouseCoopers LLP, who have reported on the financial statements of the Parent and its subsidiaries incorporated by reference in the Prospectus as amended or supplemented, are independent with respect to the Parent within the meaning of the Business Corporations Act (Ontario) and the Ontario Securities Laws and are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder; and

         (s) This Agreement has been duly authorized, executed and delivered by each of the Parent and the Company.

         2. (a) Each of the Parent and the Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been entered into as in the Representatives' judgment is advisable. The terms of the public offering of the Securities are as set forth in the Prospectus as amended or supplemented.

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         (b) Each of the Underwriters, severally and not jointly, covenants to the Parent and the Company that any and all of the underwriting services to be rendered by it pursuant to this Agreement, being those services to which the underwriting commission referred to in Section 3 relates, shall be provided wholly outside of Canada. Each of the Underwriters, severally and not jointly, also agrees with the Parent and the Company that any selling agreement or similar agreement with respect to the Securities will require each dealer or other party thereto to make an agreement to the same effect as clauses (i) and
(ii) of the preceding sentence.

         (c) Each of the Underwriters, severally and not jointly, agrees with the Parent and the Company that it will not sell any Securities purchased by it from the Parent and the Company, respectively, pursuant to this Agreement in any province or territory of Canada unless the sale is made (i) through an appropriately registered dealer or in accordance with an exemption from the dealer registration requirements of applicable securities laws; and (ii) pursuant to an exemption from the prospectus requirements of applicable securities laws.

         3. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions contained herein, (i) the Parent agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Parent at a purchase price of 99.296% of the principal amount thereof the aggregate principal amount of Tranche A Notes set forth opposite the name of such Underwriter in Schedule I hereto, (ii) the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of 99.296% of the principal amount thereof the aggregate principal amount of the Tranche B Notes set forth opposite the name of such Underwriter in Schedule I hereto and (iii) the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of 99.538% of the principal amount thereof the aggregate principal amount of the Tranche C Notes set forth opposite the name of such Underwriter in Schedule I hereto. As compensation for the Underwriters' several commitments to purchase the Tranche A Notes from the Parent, the Parent will pay to the Underwriters an underwriting commission of 0.875% of the aggregate principal amount of the Tranche A Notes purchased by such Underwriters. As compensation for the Underwriters' several commitments to purchase the Tranche B Notes from the Company, the Company will pay to the Underwriters an underwriting commission of 0.875% of the aggregate principal amount of the Tranche B Notes purchased by such Underwriters. As compensation for the Underwriters' several commitments to purchase the Tranche C Notes from the Company, the Company will pay to the Underwriters an underwriting commission of 0.650% of the aggregate principal amount of the Tranche C Notes purchased by such Underwriters.

         4. Payment of each of the purchase price for and the underwriting commission in respect of and the delivery of the Notes shall be made at the offices of Davies Ward Phillips & Vineberg LLP, or such other location as may be mutually acceptable. Such delivery and payments shall be made at 9:00 a.m. New York City time, on November 12, 2004 or at such other time on the same date or such other date as shall be agreed upon by the Representatives and the Parent in writing, but in any event, shall be no later than five business days after the date of this Agreement. The time and date of such delivery and the payment for the Securities and of the underwriting commission in respect thereof are herein called the "Time of Delivery."

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         Certificates (in denominations of US$1,000 or integral multiples thereof) in definitive global form in respect of the Notes (the "Global Notes"), registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), with, in the case of each of the Tranche B Notes and the Tranche C Notes, Guarantees duly endorsed thereon having an aggregate principal amount corresponding to the respective aggregate principal amount of the Notes of each tranche, shall be delivered by the Parent and the Company to the Representatives (or as the Representatives direct), together with payment by wire transfer of an amount equal to the aggregate underwriting commission in respect thereof, against payment by the Underwriters of the purchase price thereof by wire transfer to bank accounts located in the United States of each of the Parent and the Company, as applicable. The Global Notes shall be made available to the Underwriters for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

         5. The Parent and Company, jointly and severally, agree with each of the Underwriters:

         (a) To prepare the supplement to the Canadian Prospectus and the Prospectus in relation to the Securities in a form approved by the Representatives and (i) to file such supplement with the Reviewing Authority in accordance with the Shelf Procedures not later than the Reviewing Authority's close of business on the second business day following the execution and delivery of this Agreement relating to the Securities and (ii) to file the Prospectus as amended or supplemented with the Commission pursuant to General Instruction II.K. of Form F-9 not later than the Commission's close of business on the business day following the date of filing of the supplement referred to in clause (i) above with the Reviewing Authority; except as required by applicable law, to make no further amendment or any supplement to the Canadian Prospectus, the Registration Statement or Prospectus as amended or supplemented after the date of this Agreement and prior to the Time of Delivery for such Securities unless such amendment or supplement is approved by the Representatives promptly after reasonable notice thereof, provided, however, such approval shall not be unreasonably withheld; to advise the Representatives promptly of any such amendment or supplement relating to such Securities after the date of this Agreement and furnish the Representatives with copies thereof; to file promptly all reports required to be filed by the Parent and the Company with the Reviewing Authority pursuant to Ontario Securities Laws and the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Canadian Prospectus has been filed or receipted, when any supplement to the Canadian Prospectus has been filed, when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or the Prospectus as amended or supplemented has been filed with the Reviewing Authority or the Commission, of the issuance by the Reviewing Authority or the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Reviewing Authority or the Commission for the amending or supplementing of the Canadian Prospectus, the Registration Statement or the Prospectus or the Prospectus as amended or supplemented or for additional information relating to the Securities; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the

Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

         (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions in the United States as the Representatives may reasonably request to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as reasonably required to complete the distribution of such Securities, provided that in connection therewith neither the Parent nor the Company shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (c) Prior to 10:00 a.m., New York City time, on the second New York trading day succeeding the date of this Agreement, to furnish the Underwriters with copies of the Prospectus as amended or supplemented in New York City and in such other cities, in each case in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus as amended or supplemented is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus as amended or supplemented or to file under Ontario Securities Laws or the Exchange Act any document incorporated by reference in the Prospectus as amended or supplemented in order to comply with Ontario Securities Laws, the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amendment or a supplement to the Prospectus as amended or supplemented which will correct such statement or omission or effect such compliance;

         (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date (as defined in Rule 158(c) under the Securities Act) of the Second Registration Statement, an earnings statement of the Parent and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including Rule 158); and

         (e) During the period beginning on the date hereof and continuing to and including the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Parent, the Company or BGI or warrants to purchase debt securities of the Parent, the Company or BGI substantially similar to the Securities (other than the Securities), without the prior written consent of the Representatives.

         6. The Parent and the Company, jointly and severally, covenant and agree with the several Underwriters that the Parent or the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Parent and the Company's counsel and accountants in connection with the filing of the Canadian Prospectus with the Reviewing Authority, the registration of the Securities under the Securities Act, the listing of any Securities on a stock exchange or automated quotation system and all other expenses in connection with the preparation, printing and filing of the Canadian Prospectus, the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification under state securities laws and in connection with any Blue Sky Memoranda; (iii) any fees charged by securities rating services for rating the Securities; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of any Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of their respective obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make, including the expenses of any "tombstone advertisement" related to the offering of the Securities; provided, however, that no such tombstone advertisement shall be published without the prior approval of the Parent, which approval shall not be unreasonably be withheld.

         7. The obligations of the Underwriters under this Agreement shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Parent and the Company in this Agreement are, at and as of the Time of Delivery for the Securities, true and correct, the condition that each of the Parent and the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) (i) The Canadian Prospectus as amended or supplemented in relation to the Securities shall have been filed with the Reviewing Authority under the Shelf Procedures and (ii) the Prospectus as amended or supplemented in relation to the Securities shall have been filed with the Commission pursuant to General Instruction II.K. of Form F-9 under the Securities Act, in each case within the applicable time period prescribed for such filing thereunder and in accordance with Section 5(a) hereof; no order having the effect of ceasing or suspending the distribution of the Securities or stop order suspending the effectiveness of the Registration Statement or any part thereof or having the effect of preventing or suspending the use of the Canadian Prospectus or Prospectus as amended or supplemented shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Reviewing Authority or the Commission; and all requests for additional information on the part of the Reviewing Authority or the Commission shall have been complied with to the Representatives' reasonable satisfaction;

         (b) Sidley Austin Brown & Wood LLP, United States counsel for the Underwriters, shall have furnished to the Representatives their written opinion, dated the Time of Delivery, with respect to this Agreement, the Securities, the Registration Statement, the Prospectus as well as such other related matters as the Representatives may reasonably request. Sidley Austin Brown & Wood LLP may limit their opinion to matters arising under the laws of the State of New York and the federal laws of the United States of America;

         (c) Davies Ward Phillips & Vineberg LLP, Canadian counsel for the Parent and the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery to the effect that:

                  (i) The Parent is a corporation existing under the laws of the Province of Ontario;

                  (ii) The Parent has the corporate power and authority necessary to own, lease and operate its properties and carry on its business as described in the Prospectus as amended or supplemented and to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture, the Tranche A Notes and the Guarantees;

                  (iii) The Parent and the Company are eligible to file a short form shelf prospectus with respect to the Securities under the Ontario Securities Laws, and the Indenture complies with all of the requirements of the Business Corporations Act (Ontario), including the requirement that the trustee under the Indenture be resident or authorized to do business in the Province of Ontario;

                  (iv) The authorized capital of the Parent consists of (a) an unlimited number of common shares, (b) an unlimited number of first preferred shares, issuable in series of which one has been designated as first preferred shares, series C special voting share, and (c) an unlimited number of second preferred shares, issuable in series. As of September 30, 2004, the Parent had 531,696,502 common shares, one first preferred share series C special voting share and no second preferred shares outstanding;

                  (v) All necessary corporate action has been taken by the Parent to authorize the execution and delivery of the Underwriting Agreement by the Parent and the performance of its obligations thereunder and the Underwriting Agreement, to the extent execution and delivery are matters governed by the laws of the Province of Ontario, has been duly executed and delivered by the Parent;

                  (vi) All necessary corporate action has been taken by the Parent and BGI to authorize the execution and delivery of the Indenture by the Parent and BGI and the performance of their obligations thereunder and the Indenture, to the extent execution and delivery are matters governed by the laws of the Province of Ontario, has been duly executed and delivered by the Parent and BGI;

                  (vii) All necessary corporate action has been taken by the Parent to authorize the execution and delivery of the Tranche A Notes by the Parent and the performance of its obligations thereunder and the Tranche A Notes, to the extent execution and delivery are matters governed by the laws of the Province of Ontario, have been duly executed and delivered by the Parent;

                  (viii) All necessary corporate action has been taken by the Parent to authorize the execution and delivery of the Guarantees and the performance of its obligations thereunder, and the Guarantees endorsed on the certificates representing the Tranche B Notes and the Tranche C Notes, to the extent execution and delivery are matters governed by the laws of the Province of Ontario, have been duly executed and delivered by the Parent;

                  (ix) The execution and delivery of the Underwriting Agreement and the Indenture by the Parent, the execution, delivery, issuance and sale of the Tranche A Notes and the execution, delivery and issuance of the Guarantees by the Parent and the performance by the Parent of its obligations under the Underwriting Agreement, the Indenture, the Tranche A Notes and the Guarantees and the execution, delivery and performance of the Indenture by BGI do not contravene:

                  A. any provision of applicable laws of the Province of Ontario or any federal laws of Canada applicable therein,

                  B. the articles of incorporation or bylaws of the Parent or BGI,

                  C. the agreements or instruments set forth in Schedule A to such counsel's opinion (which schedule shall list all agreements and instruments of the Parent and any subsidiary of the Parent governed by the laws of the Province of Ontario and all indentures relating to public offerings in the United States or private placements in the United States made pursuant to Rule 144A of the Securities Act completed by the Parent or any subsidiary, in each case, which have been identified by the Parent as being material to the Parent and its subsidiaries, considered as one enterprise; provided that in the event that the laws of a jurisdiction other than Ontario are the governing law of any such agreement, instrument or indenture, such counsel shall be entitled to assume that the meaning that would be given to the terms used in such agreement, instrument or indenture would be the same as the meaning given to such terms under the laws of the Province of Ontario), or

                  D. any judgment, order or decree listed in Schedule B to such counsel's opinion (which schedule shall list all judgments, orders and decrees against the Parent and any subsidiary of the Parent of any Canadian federal or Ontario governmental body, agency or court having jurisdiction over the Parent or any of its subsidiaries which have been identified by the Parent as being material to the Parent and its subsidiaries, considered as one enterprise);

                  (x) The execution and delivery of the Underwriting Agreement and the Indenture by the Company, the execution, delivery, issuance and sale of the Tranche B Notes and the Tranche C Notes by the Company and the performance by the Company of its obligations under the Underwriting Agreement, the Indenture, the Tranche B Notes and the Tranche C Notes do not contravene:

                  A. the agreements or instruments set forth in Schedule A to such counsel's opinion (which schedule shall list all agreements and instruments of the Parent and any subsidiary of the Parent governed by the laws of the Province of Ontario and all indentures relating to public offerings in the United States or private placements in the United States made pursuant to Rule 144A of the Securities Act completed by the Parent or any subsidiary, in each case, which have been identified by the Parent as being material to the Parent and its subsidiaries, considered as one enterprise; provided that in the event that the laws of a jurisdiction other than Ontario are the governing law of any such agreement, instrument or indenture, such counsel shall be entitled to assume that the meaning that would be given to the terms used in such agreement, instrument or indenture would be the same as the meaning given to such terms under the laws of the Province of Ontario), or

                  B. any judgment, order or decree listed in Schedule B to such counsel's opinion (which schedule shall list all judgments, orders and decrees against the Parent and any subsidiary of the Parent of any Canadian federal or Ontario governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries which have been identified by the Parent as being material to the Parent and its subsidiaries, considered as one enterprise);

                  (xi) Except as have been obtained or made under the Ontario Securities Laws, no consent, approval, authorization or order of, or filing with, any court or public, governmental or regulatory agency or body of the Province of Ontario is required to be obtained or made by the Parent or BGI under applicable laws in Ontario in connection with

                  A. the issuance, offering and sale of the Tranche A Notes or the Guarantees by the Parent or the Tranche B Notes or the Tranche C Notes by the Company to the Underwriters pursuant to the Underwriting Agreement, or the performance by the Parent or the Company of its respective obligations under the Underwriting Agreement,

                  B. the execution and delivery by the Parent and the Company of the Underwriting Agreement or the Indenture and the performance by the Parent and the Company of their respective obligations thereunder, or

                  C. the execution and delivery by BGI of the Indenture and the performance by BGI of its obligations thereunder;

                  (xii) The statements as to matters of the federal laws of Canada set out in the Prospectus as amended or supplemented and the Canadian Prospectus under the heading "Canadian Federal Income Tax Considerations" and the statements as to matters of the federal laws of Canada set out in the Prospectus as amended or supplemented and the Canadian Prospectus under the heading "Enforceability of Judgments" are accurate in all material respects, subject to the limitations and qualifications stated or referred to in the Prospectus as amended or supplemented and the Canadian Prospectus;

                  (xiii) No withholding tax imposed under the federal laws of Canada or the laws of the Province of Ontario will be payable in respect of the payment or crediting of the commissions contemplated by this Agreement by the Parent or the Company, as the case may be, to an Underwriter that is not a resident of Canada for the purposes of the Income Tax Act (Canada), or on any interest or deemed interest on the resale of Securities by an Underwriter to U.S. residents, provided that the Underwriter deals at arm's length with the Parent or the Company, as the case may be, (as such term is understood for purposes of the Income Tax Act (Canada)) and that such commissions are payable in respect of services rendered by the Underwriter wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriter that includes the performance of such services for a fee;

                  (xiv) No goods and services tax imposed under the federal laws of Canada or provincial taxes under the laws of the Province of Ontario will be payable by the Parent or the Company, as the case may be, or collectable by an Underwriter in respect of the payment of commissions as contemplated by this Agreement to an Underwriter that is not a resident of Canada, provided that such commissions are in respect of services performed by the Underwriter wholly outside of Canada or the resale of Securities by an Underwriter to U.S. residents;

                  (xv) No stamp duty, documentary taxes or similar taxes are payable by the Parent or the Company, as the case may be, under the federal laws of Canada or the laws of the Province of Ontario in connection with the sale and delivery of the Securities pursuant to this Agreement by the Underwriters or the resale of Securities by an Underwriter to U.S. residents;

                  (xvi) The Canadian Prospectus (excluding the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion) complies as to form in all material respects with the requirements, including the Shelf Procedures, of the Ontario Securities Laws as interpreted and applied by the Reviewing Authority, except in those respects for which exemptive relief has been obtained from the Reviewing Authority;

                  (xvii) The documents incorporated by reference in the Canadian Prospectus, as amended or supplemented (excluding the financial statements and other financial or statistical data contained or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they were filed with the Reviewing Authority under the Ontario Securities Laws, complied as to form in all material respects with the requirements of the Ontario Securities Laws as interpreted and applied by the Reviewing Authority, except in those respects for which exemptive relief has been obtained from the Reviewing Authority;

                  (xviii) To the knowledge of such counsel, no order having the effect of ceasing or suspending the distribution of the Securities has been issued by the Reviewing Authority and no proceedings for that purpose have been instituted or are pending or contemplated;

                  (xix) Insofar as matters of Ontario law are concerned, the Registration Statement and each amendment thereto filed on or before the date of such opinion and the filing of the Registration Statement and each amendment thereto filed on or before the date of such opinion with the Commission have been duly authorized by and on behalf of the Parent and BGI; and the Registration Statement and each amendment thereto filed on or before the date of such opinion has been duly executed pursuant to such authorization by and on behalf of the Parent and BGI;

                  (xx) To the best knowledge of such counsel: (a) there are no reports or other information that in accordance with the published requirements of the Reviewing Authority must be made publicly available in connection with the offering of the Securities that have not been made available as required; and (b) there are no documents required to be filed with the Reviewing Authority in connection with the Canadian Prospectus that have not been filed as required;

                  (xxi) No registration, filing or recording of the Indenture under the laws of the Province of Ontario, or under the federal laws of Canada applicable therein, is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder;

                  (xxii) In any proceeding brought before a court of competent jurisdiction in the Province of Ontario (an "Ontario Court") for the enforcement of the Underwriting Agreement, the Indenture or the Securities, the laws of the State of New York ("New York Law") would be applied by such Ontario Court, in accordance with the choice of New York Law as the governing law of the Underwriting Agreement, Securities and the Indenture, to all issues which under the conflict of laws rules of the Province of Ontario are to be determined in accordance with the proper law of a contract, provided that:

                  A. such choice of New York Law is bona fide and legal and there is no reason for avoiding the choice on the grounds of public policy, as such criteria are interpreted under Ontario conflict of laws rules; and

                  B.   in any such proceeding such Ontario Court:

                       I. will not take judicial notice of the provisions of New York Law and will only apply such provisions to the extent that they are proven to its satisfaction by expert testimony;

                       II. will apply the laws of the Province of Ontario and the federal laws of Canada applicable therein (collectively, "Ontario Law") that under Ontario Law would be characterized as procedural and will not apply any New York Law that under Ontario Law would be characterized as procedural;

                       III. will apply provisions of Ontario Law that have
                            overriding effect (that is, laws that an Ontario Court is required to apply notwithstanding the governing law of the Underwriting Agreement, the Indenture or the Securities), as interpreted under Ontario Law, provided, however that assuming that the meaning that would be given to the terms used in the Underwriting Agreement, the Indenture and the Securities under New York Law would be the same as the meaning given to such terms under Ontario Law, none of the provisions of the Underwriting Agreement, the Indenture or the Securities would violate any such provisions of Ontario Law;

                       IV. will not apply any New York Law that under Ontario Law would be characterized as a revenue, expropriatory, penal or other public law;

                       V. will not enforce the performance of any obligation provided for in the Underwriting Agreement, the Indenture or the Securities if such performance is illegal under the laws of any jurisdiction in which such obligation is to be performed; and

                       VI. will not apply New York Law to the extent that its application would be contrary to public policy, as such term is interpreted under Ontario Law ("Public Policy") provided, however, that assuming that the meaning that would be given to the terms used in the Underwriting Agreement, the Indenture and the Securities under New York Law would be the same as the meaning given to such terms under Ontario Law, none of the provisions of the Underwriting Agreement, the Indenture or the Securities would violate Public Policy.

                  (xxiii) An Ontario Court would give a judgment in Canadian dollars at an exchange rate determined in accordance with the Courts of Justice Act (Ontario) based upon a final and conclusive in personam judgment of a U.S. federal or New York State court located in the State of New York (a "New York Court") for a sum certain, obtained against the Parent or the Company with respect to a claim pursuant to the

         Underwriting Agreement, Securities or the Indenture (a "New York Judgment"), without reconsideration of the merits, if:

                  A. the New York Court had jurisdiction over the Parent or the Company, as the case may be, as recognized under Ontario Law for purposes of enforcement of foreign judgments (submission to the non-exclusive jurisdiction of the New York Court by the Parent and the Company and appointment by the Parent and the Company of an agent for service of process pursuant to Section 14 of the Underwriting Agreement and Section 113 of the Indenture would be recognized by such Ontario Court as conferring jurisdiction on the New York Court, and the Ontario Court would give effect to such appointment);

                  B.   such New York Judgment was:

                       I. not obtained by fraud, or in any manner contrary to the principles of natural justice (such New York Judgment would not be contrary to natural justice by reason only that service of process in the proceedings before the New York Court was effected on the agent for service of process appointed by the Parent or the Company, as the case may be);

                       II. not for a claim in respect of any law of any jurisdiction which under Ontario Law would be characterized as a revenue, expropriatory, penal or other public law;

                       III. not contrary to Public Policy, or contrary to any
                            order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to therein; and

                       IV. subsisting and unsatisfied and not void or voidable under New York Law; and

                  C. there has been compliance with the Limitations Act, 2002 (Ontario), which has the effect that any action to enforce such New York Judgment must be commenced within two years of the date of such New York Judgment;

         provided that:

                  A. such Ontario Court has discretion to stay or decline to hear an action on the New York Judgment if the New York Judgment is under appeal, or there is another subsisting judgment in Ontario,

                       New York or any other jurisdiction relating to the same cause of action as the New York Judgment; and

                  B. an action in Ontario on the New York Judgment may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

                  (xxiv) BGI is a corporation existing under the laws of the Province of Ontario;

                  (xxv) BGI has the corporate power and authority necessary to own, lease and operate its properties and conduct its business as described in the Prospectus as amended or supplemented.

                  (xxvi) The authorized capital of BGI consists of (a) an unlimited number of Class A common shares, (b) an unlimited number of Class B common shares, (c) an unlimited number of exchangeable shares,
         (d) an unlimited number of third preference shares, issuable in series, of which 10,000,000 have been designated as third preference shares, series 1, and (e) an unlimited number of fourth preference shares. As of September 30, 2004, the BGI had 100,000 Class A common shares, 3,465,892 exchangeable shares (including those held by BGI and the Company), 103,986,397 Class B common shares, no third preference shares and 576,403,096 fourth preference shares were outstanding;

                  (xxvii) Such counsel shall state in a separate letter that, although they have not checked the accuracy, completeness or fairness of, or otherwise verified, and they are not passing upon and do not assume any responsibility or liability for the accuracy, completeness or fairness of the statements or information contained in the Canadian Prospectus, the Registration Statement or the Prospectus as amended or supplemented, other than information which constitutes matters or conclusions of Ontario law or the federal laws of Canada applicable in Ontario as to which such counsel is giving an express opinion pursuant to Section 7(c), no facts came to their attention which gave such counsel reason to believe that (a) the Canadian Prospectus (except for the financial statements and other financial or statistical data included or incorporated therein or omitted therefrom, as to which such counsel need express no opinion), at the time it was filed with the Reviewing Authority or as of the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made, (b) the Second Registration Statement (except for the financial statements and other financial or statistical data included or incorporated therein or omitted therefrom, as to which such counsel need express no opinion), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made, or (c) the Prospectus as amended or supplemented (except for the financial statements and other financial or statistical data included or incorporated therein or omitted therefrom, as to which such counsel need express no opinion), as of its date or as of the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made.

         (d) McInnes Cooper, Nova Scotia counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery to the effect that:

                  (i) The Company is a corporation existing as an unlimited company under the laws of the Province of Nova Scotia;

                  (ii) The Company has the corporate power and authority necessary to own, lease and operate its properties and carry on its business as described in the Prospectus as amended or supplemented and to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture, the Tranche B Notes and the Tranche C Notes;

                  (iii) The authorized capital of the Company consists of 100,000,000 common shares. As of September 30, 2004, the Company had 1,334,800 common shares outstanding. All of the Company's shares are held of record by the Parent and its affiliates;

                  (iv) All necessary corporate action has been taken by the Company to authorize the execution and delivery of the Underwriting Agreement by the Company and the performance of its obligations thereunder and the Underwriting Agreement, to the extent execution and delivery are matters governed by the laws of the Province of Nova Scotia, has been duly executed and delivered by the Company;

                  (v) All necessary corporate action has been taken by the Company to authorize the execution and delivery of the Indenture by the Company and the performance of its obligations thereunder and the Indenture, to the extent execution and delivery are matters governed by the laws of the Province of Nova Scotia, has been duly executed and delivered by the Company;

                  (vi) All necessary corporate action has been taken by the Company to authorize the execution and delivery of the Tranche B Notes and the Tranche C Notes by the Company and the performance of its obligations under the Tranche B Notes and the Tranche C Notes, to the extent execution and delivery are matters governed by the laws of the Province of Nova Scotia, have been duly executed and delivered by the Company;

                  (vii) The execution and delivery of the Underwriting Agreement and the Indenture by the Company, the execution, delivery, issuance and sale of the Tranche B Notes and the Tranche C Notes by the Company and the performance by the Company of its obligations under the Underwriting Agreement, the Indenture, the Tranche B Notes and the Tranche C Notes do not contravene

                  A. any provision of applicable laws of the Province of Nova Scotia or any federal laws of Canada applicable therein,

                  B. the memorandum of association or articles of association of the Company,

                  C. the agreements or instruments set forth in Schedule A to such counsel's opinion (such opinion shall confirm that the Company has advised such counsel that such schedule lists all agreements and instruments of the Company governed by the laws of the Province of Nova Scotia which are material to the Company), or

                  D. any judgment, order or decree listed in Schedule B to such counsel's opinion (such opinion shall confirm that the Company has advised such counsel that such schedule lists all judgments, orders and decrees against the Company of any governmental body, agency or court in Canada having jurisdiction over the Company which are material to the Company);

                  (viii) Except as have been obtained or made under the Nova Scotia Securities Laws, no consent, approval, authorization or order of, or filing with, any court or public, governmental or regulatory agency or body is required to be obtained or made by the Company under applicable laws in Nova Scotia in connection with

                  A. the issuance, offering and sale of the Tranche B Notes or the Tranche C Notes by the Company to the Underwriters pursuant to the Underwriting Agreement or the performance by the Company of its obligations thereunder, or

                  B. the execution and delivery by the Company of the Underwriting Agreement or the Indenture or the performance by the Company of its obligations thereunder;

                  (ix) No withholding tax imposed under the laws of the Province of Nova Scotia will be payable in respect of the payment or crediting of the commissions contemplated by this Agreement by the Company to an Underwriter that is not a resident of Canada for the purposes of the Income Tax Act (Canada), or on any interest or deemed interest on the resale of Tranche B Notes or Tranche C Notes by an Underwriter to U.S. residents, provided that the Underwriter deals at arm's length with the Company (as such term is understood for purposes of the Income Tax Act (Canada)) and that such commissions are payable in respect of services rendered by the Underwriter wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriter that includes the performance of such services for a fee;

                  (x) No harmonized sales tax imposed under the laws of the Province of Nova Scotia will be payable by the Company or collectable by an Underwriter in respect of the payment of commissions as contemplated by this Agreement to an Underwriter that is not a resident of Canada, provided that such commissions are in respect of services performed by the Underwriter wholly outside of Canada or the resale of Tranche B Notes or Tranche C Notes by an Underwriter to U.S. residents;

                  (xi) No stamp duty, documentary taxes or similar taxes are payable by the Company under the laws of the Province of Nova Scotia in connection with the sale and delivery of the Tranche B Notes or the Tranche C Notes pursuant to this Agreement by the Underwriters or the resale of Tranche B Notes or the Tranche C Notes by an Underwriter to U.S. residents;

                  (xii) Insofar as matters of Nova Scotia law are concerned, the Registration Statement and each amendment thereto filed on or before the date of such opinion and the filing of the Registration Statement and each amendment thereto filed on or before the date of such opinion with the Commission have been duly authorized by and on behalf of the Company; and the Registration Statement and each amendment thereto filed on or before the date of such opinion has been duly executed pursuant to such authorization by and on behalf of the Company;

                  (xiii) No registration, filing or recording of the Indenture under the laws of the Province of Nova Scotia, is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Tranche B Notes or the Tranche C Notes issued thereunder;

                  (xiv) In any proceeding brought before a court of competent jurisdiction in the Province of Nova Scotia (a "Nova Scotia Court") for the enforcement of the Underwriting Agreement, the Indenture or the Tranche B Notes or the Tranche C Notes, the laws of the State of New York ("New York Law") would be applied by the Nova Scotia Court, in accordance with the choice of New York Law as the governing law of the Underwriting Agreement, the Indenture and the Tranche B Notes or the Tranche C Notes, to all issues which under the conflict of laws rules of the Province of Nova Scotia are to be determined in accordance with the proper law of a contract, provided that:

                  A. such choice of New York Law is bona fide and legal and there is no reason for avoiding the choice of law on the grounds of public policy, as such criteria are interpreted under Nova Scotia conflict of laws rules; and

                  B.   in any such proceeding the Nova Scotia Court:

                       I. will not take judicial notice of the provisions of New York Law and will only apply such provisions to the extent that they are proven to its satisfaction by expert testimony;

                       II. will apply the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein (collectively, "Nova Scotia Law") that under Nova Scotia Law would be characterized as procedural and will not apply any New York Law that under Nova Scotia Law would be characterized as procedural;

                       III. will apply provisions of Nova Scotia Law that have
                            overriding effect (that is, laws that an Nova Scotia Court is required to apply notwithstanding the governing law of the Underwriting Agreement, the Indenture, the Tranche B Notes, or the Tranche C Notes), as interpreted under Nova Scotia Law, provided, however, that assuming that the meaning that would be given to the terms used in the Underwriting Agreement, the Indenture, the Tranche B Notes and the Tranche C Notes under New York Law would be the same as the meaning given to such terms under Nova Scotia Law, none of the provisions of the Underwriting Agreement, the Indenture, the Tranche B Notes or the Tranche C Notes would violate any such provisions of Nova Scotia Law;

                       IV. will not apply any New York Law that under Nova Scotia Law would be characterized as a revenue, expropriatory, penal or other public law;

                       V. will not enforce the performance of any obligation provided for in the Underwriting Agreement, the Indenture, the Tranche B Notes or the Tranche C Notes if such performance is illegal under the laws of any jurisdiction in which such obligation is to be performed; and

                       VI. will not apply New York Law to the extent that its application would be contrary to public policy, as such term is interpreted under Nova Scotia Law ("Public Policy") provided, however, that assuming that the meaning that would be given to the terms used in the Underwriting Agreement, the Indenture, the Tranche B Notes and the Tranche C Notes under New York Law would be the same as the meaning given to such terms under Nova Scotia Law, none of the provisions of the Underwriting Agreement, the Indenture, the Tranche B Notes or the Tranche C Notes would violate Public Policy.

                  (xv) A Nova Scotia Court would give a judgment in Canadian dollars, at a rate of exchange which may be a rate in existence at a date other than the date of payment, based upon a final and conclusive in personam judgment of a U.S. federal or New York State court located in the State of New York (a "New York Court") for a sum certain, obtained against the Company with respect to a claim pursuant to the Underwriting Agreement, Tranche B Notes, Tranche C Notes or the Indenture (a "New York Judgment"), without reconsideration of the merits, if:

                  A. the New York Court had jurisdiction over the Company as recognized under Nova Scotia Law for purposes of enforcement of foreign judgments (submission to the non-exclusive jurisdiction of the New York Court by the Company and appointment by the Company of an agent for service of process pursuant to Section 14 of the Underwriting Agreement and Section 113 of the Indenture would be recognized by such Nova Scotia Court as conferring jurisdiction on the New York Court, and the Nova Scotia Court would give effect to such appointment);

                  B.   such New York Judgment was:

                       I. not obtained by fraud, or in any manner contrary to the principles of natural justice (such New York Judgment would not be contrary to natural justice by reason only that service of process in the proceedings before the New York Court was effected on the agent for service of process appointed by the Parent or the Company, as the case may be);

                       II. not for a claim in respect of any law of any jurisdiction which under Nova Scotia Law would be characterized as a revenue, expropriatory, penal or other public law;

                       III. not contrary to Public Policy, or contrary to any
                            order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to therein;

                       IV. subsisting and unsatisfied and not void or voidable under New York Law;

                       V. no new admissable evidence that could not have been discovered and brought to the attention of the New York Court through the exercise of reasonable diligence by the defendant, or any right or defence to the action accrues or is discovered prior to the rendering of judgement by the Nova Scotia Court; and

                  C. there has been compliance with the Limitations Act (Nova Scotia), which has the effect that any action to enforce such New York Judgment must be commenced within six years of the date of such New York Judgment; and

                  provided that:

                            (1) such Nova Scotia Court has discretion to stay or decline to hear an action on the New York Judgment if the New York Judgment is under appeal, or there is another subsisting judgment in Nova Scotia, New York or any other jurisdiction relating to the same cause of action as the New York Judgment; and

                            (2) an action in Nova Scotia on the New York Judgment may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally.

         (e) Shearman & Sterling LLP, United States counsel for the Parent and the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery to the effect that:

                  (i) Each of ABX Financeco Inc. and Barrick Gold Exploration Inc. is a corporation duly incorporated, validly existing and in good standing under the law of the State of Delaware with corporate power and authority under such law to conduct its business as described in the Prospectus as amended or supplemented; the Parent is the registered owner of all of the issued shares of capital stock of ABX Financeco Inc.; ABX Financeco Inc. is the registered owner of all the issued shares of capital stock of Barrick Gold Exploration Inc.;

                  (ii) The Underwriting Agreement has been duly executed and delivered by the Parent and the Company;

                  (iii) The Tranche A Notes have been duly executed by the Parent and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Underwriting Agreement, the Tranche A Notes will have been duly delivered by the Parent and will be the legal, valid and binding obligations of the Parent, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture;

                  (iv) The Tranche B Notes have been duly executed by the Company, and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Underwriting Agreement, the Tranche B Notes will have been duly delivered by the Parent and will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture;

                  (v) The Tranche C Notes have been duly executed by the Company, and, when authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Underwriting Agreement, the Tranche C Notes will have been duly delivered by the Parent and will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture;

                  (vi) The Guarantees have been duly executed by the Parent and when the Tranche B and Tranche C Notes have been authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Underwriting Agreement, the Guarantees will have been duly delivered by the Parent and will be the legal, valid and binding obligations of the Parent, enforceable against it in accordance with its terms and entitled to the benefits of the Indenture;

                  (vii) The Indenture has been duly executed and delivered by the Parent, the Company and BGI and is the legal, valid and binding obligation of the Parent, the Company and BGI, enforceable against the Parent, the Company and BGI in accordance with its terms;

                  (viii) The Indenture has been duly qualified under the Trust Indenture Act;

                  (ix) The execution and delivery by the Parent and the Company of the Underwriting Agreement and the performance by the Parent and the Company of their respective obligations thereunder and the consummation by the Parent and the Company of the transactions contemplated thereby, and the execution and delivery of the Indenture by the Parent, the Company and BGI and the performance by the Parent, the Company and BGI of their respective obligations thereunder, and the consummation by the Parent, the Company and BGI of the transactions contemplated thereby, or the authorization, issuance and delivery of the Securities will not result in a violation of Generally Applicable Law or any order, writ, judgment, injunction, decree, determination or award listed in Schedule A attached to such counsel's opinion (which schedule shall list all judgments, orders and decrees against the Parent and any subsidiary of the Parent by any court or governmental agency in the United States which have been identified by the Parent as being material to the Parent and its subsidiaries, considered as one enterprise); "Generally Applicable Law" means the federal law of the United States of America and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Parent, the Company, or BGI, the Underwriting Agreement, the Securities or the Indenture or the transactions governed by the Underwriting Agreement, the Securities or the Indenture;

                  (x) No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the issue and sale of the Securities or the performance by the Parent, BGI and the Company of the transactions contemplated by the Underwriting Agreement, the Securities or the Indenture, except as have been obtained and are in full force and effect under the Securities Act and the Trust Indenture Act or as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Securities;

                  (xi) The statements in the Prospectus as amended or supplemented under the captions "Description of Debt Securities and the Guarantees", "Description of the Notes", "Underwriting" and "Plan of Distribution", in each case, insofar as such statements constitute summaries of documents referred to therein, fairly summarize in all material respects the documents referred to therein. The statements in the Prospectus as amended or supplemented under the caption "U.S. Federal Income Tax Considerations", insofar as such statements constitute summaries of legal matters referred to therein, fairly summarize in all material respects the legal matters referred to therein;

                  (xii) Each of the Parent, the Company and BGI is not, and after the issuance of the Securities and the use of the proceeds therefrom as contemplated in the Prospectus as amended or supplemented will not be, required to register as an "investment company" as such term is defined in the Investment Company Act;

                  (xiii) The submission by the Parent and the Company to the non-exclusive jurisdiction of the U.S. federal and New York State courts located in the State of New York pursuant to the Underwriting Agreement and the Indenture is effective, and the appointment of the agent for service of process pursuant to Section 14 of the Underwriting Agreement and Section 113 of the Indenture is binding on the Parent and the Company. Such counsel may note that a court of the State of New York or the United States of America sitting in New York County has the power to decline to hear an action based on the Underwriting Agreement or the Indenture on the ground that the State of New York is an inconvenient forum;

                  (xiv) Such counsel shall set forth in the body of such counsel's opinion letter statements to the effect that (A) the First Registration Statement was filed with the Commission on June 27, 2003 and the Second Registration Statement was filed with the Commission on November 1, 2004 and pursuant to Rule 467(a) under the Securities Act, the First Registration Statement and the Second Registration Statement each became effective upon the filing thereof with the Commission; (B) post-effective amendment No. 1 to the First Registration Statement was filed with the Commission on April 7, 2004 under the Securities Act and such registration statement became effective upon filing with the Commission; (C) post-effective amendment No. 2 to the First Registration Statement was filed with the Commission on November 1, 2004 under the Securities Act and such registration statement became effective concurrently with the effectiveness of the Second Registration Statement; (D) a Form F-X of each of the Parent and BGI and a Form T-1 of the Trustee were filed with the Commission concurrently with the filing of the First Registration Statement and a Form F-X of each of the Parent, the Company and BGI and a Form T-1 of the Trustee were filed with the Commission concurrently with the filing of the Second Registration Statement; (E) the Prospectus as amended or supplemented was filed with the Commission in accordance with General Instruction II.K. of Form F-9 under the Securities Act; and (F) such counsel was informed telephonically by a member of the staff of the Commission at approximately 4:00 p.m. (New York time) on the day prior to the Time of Delivery that there are no stop orders suspending the effectiveness of the Registration Statement; and

                  (xv) Such counsel shall state in a separate letter that, although they do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Registration Statement or Prospectus as amended or supplemented, except as set forth in subparagraph (xi) of such counsel's opinion letter, (i) assuming the compliance of the Prospectus as amended or supplemented, including the documents incorporated by reference therein, with the requirements of the securities laws, rules and regulations of the Province of Ontario as interpreted and applied by the Ontario Securities Commission, in such counsel's opinion, the Second Registration Statement (other than the financial statements and other financial or statistical data contained therein or omitted therefrom and the Trustee's Statement of Eligibility on Form

         T-1, as to which such counsel need express no opinion) as of its effective date appeared on its face, and the Prospectus as amended or supplemented (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion) as of its date appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder; and (ii) no facts came to their attention which gave such counsel reason to believe that (a) the Second Registration Statement (other than the financial statements and other financial or statistical data contained therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need express no opinion), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus as amended or supplemented (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need express no opinion), as of its date or as of the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (f) Parsons Behle & Latimer, special Colorado counsel for the Parent and the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery to the effect that:

                  (i) Barrick Goldstrike Mines Inc. is a corporation duly incorporated and validly existing under the laws of the State of Colorado with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus as amended or supplemented;

                  (ii) All of the issued shares of capital stock of Barrick Goldstrike Mines Inc. have been duly and validly authorized and issued and are fully paid and non-assessable and Barrick Gold Exploration Inc. is the registered owner of all such shares;

         (g) David King & Co., special Barbados counsel for the Parent and the Company, shall have furnished to the Representatives their written opinion, dated the Time of Delivery to the effect that:

                  (i) Barrick International Bank Corp. is a company duly organized, validly existing and in good standing under the laws of Barbados with corporate power and authority to own, lease and operate its properties and conduct its business as currently conducted;

                  (ii) All of the issued shares of capital stock of Barrick International Bank Corp. have been duly and validly authorized and issued and are fully paid and non-assessable and Barrick Holdings International Ltd. is the registered owner of all such shares;

         (h) The Underwriters shall have received on the date of this Agreement and at the Time of Delivery a letter, dated the date of this Agreement and the Time of Delivery from the Parent's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement or the Prospectus as amended or supplemented;

         (i) Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery, there shall not have been any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Parent and its subsidiaries, considered as one enterprise, from that set forth in or contemplated by the Prospectus as amended or supplemented (exclusive of any amendment or supplement thereto subsequent to the date of this Agreement) that in the reasonable judgment of the Representatives is material and adverse and that makes it, in the reasonable judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

         (j) Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery, there shall not have occurred any downgrading, nor shall any notice have been given of any intended downgrading or of any review with possible negative implications, in the rating accorded any of the Parent's debt securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

         (k) The Parent and the Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Securities a certificate or certificates of officers of the Parent and the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Parent and the Company herein at and as of such Time of Delivery, as to the performance by each of the Parent and the Company of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (a) of this Section and as to such other matters as the Representatives may reasonably request.

         8. (a) The Parent and the Company, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or preliminary prospectus supplement, the Canadian Prospectus (as amended or supplemented if the Parent or the Company shall have furnished any amendments or supplements thereto or any further amendments or supplements thereto, as the case may be) or the Prospectus or the Prospectus as amended or supplemented (in each case as amended or supplemented or as further amended or supplemented, as the case may be, if the Parent or the Company shall have furnished any amendments or supplements thereto or any further amendments or supplements thereto, as the case may be), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Parent in writing by such Underwriter through the Representatives expressly for use therein, provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus or preliminary prospectus supplement shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities, or any person controlling such Underwriter or any affiliate of such Underwriter, if a copy of the Prospectus as amended or supplemented (as then further amended or supplemented if the Parent or the Company shall have furnished any further amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus as amended or supplemented (or as so further amended or supplemented, if applicable) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of non-compliance by the Parent or the Company with Section 5(c) hereof.

         (b) Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Parent, the Company, each of the directors of the Parent and the Company, each of the officers of the Parent and the Company who sign the Registration Statement and each person, if any, who controls the Parent or the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or preliminary prospectus supplement, the Canadian Prospectus (as amended or supplemented if the Parent or the Company shall have furnished any amendments or supplements thereto or any further amendments or supplements thereto, as the case may be) or the Prospectus or the Prospectus as amended or supplemented (in each case as amended or supplemented or as further amended or supplemented, as the case may be, if the Parent or the Company shall have furnished any amendments or supplements thereto or any further amendments or supplements thereto, as the case may be), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Parent or the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus or preliminary prospectus supplement, the Canadian Prospectus, the Prospectus or the Prospectus as amended or supplemented or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a) above, and by the Parent or the Company, in the case of parties indemnified pursuant to Section 8(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

         (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Parent and the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Parent and the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Parent and the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Parent and the Company and the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus as amended or supplemented, bear to the aggregate public offering price of the Securities as set forth on such cover page. The relative fault of the Parent and the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Parent or the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint. The obligations of the Parent and the Company to contribute pursuant to this Section 8 and joint and several.

         (e) The Parent, the Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Parent and the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Parent, the Company, the officers or directors of the Parent and the Company or any person controlling the Parent or the Company and (iii) acceptance of and payment for any of the Securities.

         9. The Representatives may terminate this Agreement by notice given by the Representatives to the Parent and the Company, if (a) after the execution and delivery of this Agreement and prior to the Time of Delivery (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Toronto Stock Exchange,
(ii) trading of any securities of the Parent shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States, Canada or the Province of Ontario shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State, Canadian or the Province of Ontario authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and (b) in the case of any of the events specified in (a)(i) through (v), such event, singly or together with any other such event makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

         10. If, on the Time of Delivery, any one or more of the Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the aggregate amount of Notes set forth opposite their respective names in Schedule I to this Agreement bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such amount of Notes without the written consent of such Underwriter. If, at the Time of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives, the Parent and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Parent or the Company. In any such case either the Representatives, the Parent or the Company shall have the right to postpone the Time of Delivery, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Canadian Prospectus or the Prospectus as amended or supplemented or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         11. If this Agreement shall be terminated pursuant to Sections 9 or 10 hereof, neither the Parent nor the Company shall be under any liability to any Underwriter under this Agreement except as provided in Sections 6 and 8 hereof, but if this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Parent or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Parent or the Company shall be unable to perform their obligations under this Agreement, the Parent or the Company, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder, but neither the Parent nor the Company shall then be under further liability to any Underwriter under this Agreement except as provided in Section 6 and 8 hereof.

         12. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         14. Each of the Parent and the Company irrevocably (i) agrees that any legal suit, action or proceeding against the Parent or the Company brought by any Underwriter or by any person who controls any Underwriter or by any affiliate of any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any federal or state court in the State of New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding and the defence of an inconvenient forum and (iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Parent and the Company represents and warrants that it has appointed CT Corporation System, New York, New York, as its authorized agent (the "Authorized Agent", which term, as used herein, includes any successor in such capacity) upon whom process may be served in any such action, suit or proceeding arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any federal or state court in the State of New York by any Underwriter or by any person who controls any Underwriter or by any affiliate of any Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, suit or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. If for any reason CT Corporation System (or successor agent for this purpose) shall cease to act as agent for service of process as provided above, each of the Parent and the Company agrees to promptly appoint a successor agent for this purpose reasonably acceptable to you. The Parent and the Company, jointly and severally, represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Parent or the Company (mailed or delivered to it c/o the Parent's Secretary at the Parent's principal office in Toronto, Ontario, Canada) shall be deemed, in every respect, effective service of process upon the Parent or the Company, respectively.

         15. In all dealings hereunder, the Representatives of the Underwriters shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives.

         16. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Parent and the Company, jointly and severally, will indemnify each Underwriter, each person who controls any Underwriter and each affiliate of any Underwriter against any loss incurred by such Underwriter, such controlling person or such affiliate, as the case may be, as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Underwriter, controlling person or affiliate, as the case may be, is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Parent and the Company an amount equal to the excess of the dollars purchased over the sum originally due to the Underwriters. The foregoing indemnity shall constitute a separate and independent joint and several obligation of the Parent and the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a signed counterpart hereof and upon acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Parent and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Parent and the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                       BARRICK GOLD CORPORATION


                                       By:  (signed) Ammar Al-Joundi
                                            ------------------------
                                            Name:  Ammar Al-Joundi
                                            Title: Vice-President, Finance
                                                   and Treasurer


                                       By:  (signed) Sybil E. Veeman
                                            ------------------------
                                            Name:  Sybil E. Veenman
                                            Title: Vice-President, Assistant
                                                   General Counsel and Secretary



                                       BARRICK GOLD FINANCE COMPANY


                                       By:  (signed) Ammar Al-Joundi
                                            ------------------------
                                            Name:  Ammar Al-Joundi
                                            Title: Vice-President and Treasurer


                                       By:  (signed)  Sybil E. Veenman
                                            --------------------------
                                            Name:  Sybil E. Veenman
                                            Title: Secretary

Accepted as of the date hereof.

Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.

Acting severally on behalf of themselves and the several Underwriters named herein

By: Morgan Stanley & Co. Incorporated



By: (signed)  Michael Fusco
    -----------------------
Name:  Michael Fusco
Title: Executive Director

By: Deutsche Bank Securities Inc.



By: (signed)  Matthew J. Siracuse
    -----------------------------
Name:  Matthew J. Siracuse
Title: Director/Debt Syndicate



By: (signed)  Peter H. Burger
    -------------------------
Name:  Peter H. Burger
Title: Director/Debt Syndicate

                                   Schedule I



Underwriter                                            Principal Amount of     Principal Amount of     Principal Amount of
-----------                                           Tranche A Notes To Be   Tranche B Notes To Be   Tranche C Notes To Be
                                                            Purchased               Purchased               Purchased
                                                      ---------------------   ---------------------   ---------------------
Morgan Stanley & Co. Incorporated.................     US$    80,000,000       US$    80,000,000       US$   140,000,000
Deutsche Bank Securities Inc......................            40,000,000              40,000,000              70,000,000
Citigroup Global Markets Inc......................            10,000,000              10,000,000              17,500,000
J.P. Morgan Securities Inc........................            10,000,000              10,000,000              17,500,000
RBC Capital Markets Corporation...................            10,000,000              10,000,000              17,500,000
Scotia Capital (USA) Inc..........................            10,000,000              10,000,000              17,500,000
UBS Securities LLC................................            10,000,000              10,000,000              17,500,000
Barclays Capital Inc..............................             6,000,000               6,000,000              10,500,000
Goldman, Sachs & Co...............................             6,000,000               6,000,000              10,500,000
Harris Nesbitt Corp...............................             6,000,000               6,000,000              10,500,000
HSBC Securities (USA) Inc.........................             6,000,000               6,000,000              10,500,000
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated......................             6,000,000               6,000,000              10,500,000
                                                             -----------             -----------             -----------
                                                       US$   200,000,000       US$   200,000,000       US$   350,000,000
                                                             ===========             ===========             ===========